UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  May 27, 2005

PRECIS, INC.

(Name of business issuer in its Charter)

OKLAHOMA	001-15667	73-1494382
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2040 North Highway 360
Grand Prairie, Texas 75050

(Address of principal executive offices)

(866) 578-1665

(Issuer’s telephone number)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of registrant under any of the following provisions (See General Instruction A.2 below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

PRECIS, INC.

Fork 8-K

Current Report

Table of Contents

Item 8.01	Other Events

Signature

Item 8.01                Other Events

Precis, Inc. (the “Company”) received an unfavorable verdict in litigation brought against the Company.  A jury has determined that Precis should pay a total of $1,108,650 to the plaintiffs, who had been seeking $1.5 million in damages, plus punitive damages of approximately $2.4 million.  The plaintiffs alleged that Precis, through its former General Counsel, agreed to provide certain information deemed necessary by the plaintiffs for them to exercise their warrants and options for the purchase of Precis Common Stock in May, 2002, and then failed to timely provide the information. The case is styled: Robert Kirk, Individually and D/B/A US Asian Advisors, LLC, Eugene M. Kennedy, P.A., Stewart & Associates, CPAs, P.A. and Kimberly Decamp, Plaintiffs vs. Precis, Inc. and David May, Defendants, and was heard in the 236th District Court of Tarrant County, Texas, Case No. 236 201 468 03.  The Company believes that it has substantial bases to appeal the verdict and expects to do so.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECIS, INC.

By:	/s/ Judith H. Henkels

Judith H. Henkels
Chairman of the Board of Directors Chief Executive Officer and President

Dated: May 27, 2005